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                                                                    EXHIBIT 10.4

                    RELIANCE STANDARD LIFE INSURANCE COMPANY

                     MANAGEMENT INCENTIVE COMPENSATION PLAN

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ARTICLE I - INTRODUCTION, OBJECTIVES AND DURATION

         1.1 INTRODUCTION. Reliance Standard Life Insurance Company ("RSL" or the "Company"), hereby establishes an incentive compensation plan to be known as the RSL Management Incentive Compensation Plan ("the Plan"), as set forth below in this plan document.

         The Plan permits the payment of annual awards, pursuant to achievement of certain pre-established goals, in cash, stock options or a combination thereof.

         The Plan shall become effective as of January 1, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. The first Performance Period (as defined in Section 4.1) shall be calendar year 2001.

         1.2 PLAN OBJECTIVE. To promote profitable growth of the Company by providing eligible employees with incentive based compensation, linked to the financial performance of RSL. Thus, RSL will attract and retain employees of the highest caliber who will demonstrate outstanding performance and will assist in the achievement of overall objectives.

         1.3 DURATION. The Plan will commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time. It is expressly understood that while the Plan may remain in effect from year to year, the Incentive Bonus, Measuring Objectives, Participation Percentages, Achievement Percentages and any and all other Exhibits will be separately adopted for each Performance Period, such that following the conclusion of a Performance Period, amended Exhibits must be adopted for the next Performance Period and Plan.

ARTICLE II - DEFINITIONS

         When used in the Plan, the following terms will have the definitions set forth below:

         2.1 "ACHIEVEMENT PERCENTAGE" means the percentage amount as determined by the Chairman of the Board of RSL and as indicated in Exhibit D hereof, as may be amended from time to time.

         2.2 "AWARD" means individually or collectively, a payment under this plan of cash, stock options, or some combination thereof.

         2.3 "BASE SALARY" means the employee's base annual salary at calendar year end in the year immediately preceding the Performance Period.

         2.4 "BOARD" or "BOARD OF DIRECTORS" means Board of Directors of the Company.

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         2.5 "COMMITTEE" means, as specified in Article 3 herein, the
         Compensation Committee of the Board or such other Committee as may be appointed by the Board to administer the Plan, including the Executive Committee of the Board.

         2.6 "COMPANY" means Reliance Standard Life Insurance Company, an Illinois corporation, and any successor thereto.

         2.7 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
         Section 1.1 hereof.

         2.8 "INCENTIVE BONUS" means the bonus and calculation thereof as described in Exhibit B hereof, as may be amended from time to time.

         2.9 "MEASURING OBJECTIVE" shall have the meaning ascribed to such term as indicated in Exhibit C hereof, as may be amended from time to time.

         2.10 "PARTICIPANT" means any employee of the Company so designated as a Participant in this Plan by the Board of Directors and as indicated in Exhibit A hereof, as may be amended from time to time.

         2.11 "PARTICIPATION PERCENTAGE" is an amount as determined by the Participant's manager based on the Manager's assessment of the Participant's performance during the Performance Period. The actual Participation Percentage to be awarded is discretionary and will be based on recommendations of the Participant's senior officer, subject to the approval of the President of RSL. Exhibit A, as may be amended from time to time, sets forth the maximum Participation Percentage amount up to which a Participant may participate in the Plan.

ARTICLE III - ADMINISTRATION

         3.1 ADMINISTRATION. The Plan will be administered by the Committee. The Committee is responsible for establishing appropriate rationale, strategy and targets within the organizational structure for approval by the Board of Directors.

         3.2 AUTHORITY OF COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have the authority to adopt procedures for the administration of the Plan and to take any and all action necessary to implement such procedures.

         The Committee shall have full power to select Participants who shall receive Awards under the Plan; determine the amounts and forms of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; make factual determinations; and establish, amend, or waive rules and regulations for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the

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         administration of the Plan. As permitted by law and consistent with
         Section 3.1, the Committee may delegate its authority as identified herein.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan (a) shall be final, conclusive and binding on all persons, including the Company, its employees, Participants, and their estates and beneficiaries, (b) shall be in the sole discretion of the Committee, and (c) need not be uniform as to similarly situated individuals.

ARTICLE IV - INCENTIVE PARTICIPATION

         4.1 ELIGIBILITY, PARTICIPANTS AND PERFORMANCE PERIOD. Eligibility to participate in the Plan is restricted to the Participants identified in Exhibits A-1 and A-2, as may be amended from time to time. Eligibility for Awards and Award amounts for which Participants are eligible will be determined by the Committee for each calendar year (or other fiscal year or partial year performance period established by the Committee) (the "Performance Period").

         4.2 PARTICIPATION. The Participation Percentages relate to each employee's Base Salary. Changes in Participation Percentages, Achievement Percentages or Participants shall be approved by the Committee, which has absolute discretion to determine Participants, Participation Percentages and/or Achievement Percentages. No employee shall participate in more than one Incentive Compensation Plan, except as required by transfer within a given year.

         4.3 FORM OF AWARDS. Awards may be paid in cash, stock options or any combination thereof, as determined by the Committee in its sole discretion or, to the extent expressly authorized and directed by the Committee, by each Award recipient.

         4.4 DISTRIBUTION. After the close of each Performance Period a Participant's actual Participation Percentage, if any, and Award will be determined. Awards will be paid as soon as practical thereafter. Each Participant will be notified of his or her participation in the Plan, either in terms of the actual Participation Percentage or Incentive Bonus, if the specified results are achieved.

         4.5 PARTIAL AWARDS. Participants entering the Plan during the Performance Period may be eligible to receive prorated Awards based on the number full months employed and covered under the Plan during that Performance Period. Employees hired after the last day of the tenth month of a Performance Period are ineligible for an Award for that Performance Period.

         4.6 TERMINATION OF EMPLOYMENT, DISABILITY. Except as provided below, an employee must be employed by the Company at the close of the Performance Period in order to participate in and receive an Award under the Plan. If employment is terminated during

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         the Performance Period on account of death, disability, or retirement, the employee may participate proportionately for the part of the Performance Period he or she was employed prior to termination to the extent (if any) deemed appropriate by the President of RSL at his sole discretion. If employment is terminated during the Performance Period for the convenience of RSL, but not for cause or by resignation, the employee may participate to the extent (if any) deemed appropriate by the President of RSL at his sole discretion. If an employee is terminated for cause during the Performance Period or after the close of the Performance Period but prior to the date for actual payment of an Award under this Plan no Award will be paid and the employee will not participate in this Plan.

         If an employee terminates employment (other than on account of death, disability, or retirement) after the close of the Performance Period but prior to the date for actual payment of an Award under this Plan, the President of RSL will unilaterally determine, at his sole discretion, whether and to what extent (if any), under the circumstances, payment of an Award to the former employee under the terms of the Plan would be appropriate.

         Employees hired or promoted during the Performance Period and named as a Participant will become a Participant on the first day of the month following approval by the Committee or the President of RSL. Notwithstanding the foregoing provisions, the Committee or the President of the Company, acting on behalf of the Committee, reserves the right, in its or his sole discretion, to grant Awards to Participants who are otherwise ineligible by reason of terminating employment during the Performance Period and to determine the amounts of any such Awards.

ARTICLE V - PERFORMANCE CRITERIA, CALCULATIONS, AND CHANGE OF STRATEGY

         5.1 PERFORMANCE CRITERIA AND CALCULATIONS. Incentive Bonus Calculation, Participants, Achievement Percentages, and Measuring Objectives, must be approved by the Committee. The Award is calculated as outlined in Exhibit B (Incentive Bonus Calculation) for each eligible Participant.

         5.2 CHANGE OF STRATEGY. If the agreed upon operating strategy for RSL is changed during the year, objectives and strategies in the Plan may be changed accordingly, with approval of the Committee or the Board of Directors. The Committee may, in its sole discretion, modify, reduce or eliminate the Award otherwise payable to any eligible Participant. In addition, the Committee may, in its sole discretion, grant Awards to employees, which Awards need not be determined in accordance with this Article but may be in such amounts and on such terms as the Committee determines in its sole discretion.

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ARTICLE VI - DEFERRALS

         The Committee may permit or require an eligible Participant to defer his or her Award. If any such deferral is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

ARTICLE VII - RIGHTS OF EMPLOYEES

         7.1 NOT A CONTRACT. This Plan does not constitute a contract between RSL and the Participants, and no Participant shall have any legal rights by reason of the existence of this Plan. No right, benefit or Award under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; and, if any Participant hereunder should become bankrupt or attempt to participate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right, benefit or Award shall, at the discretion of the Committee or the Board of Directors, cease and terminate. RSL may offset any claim it has against the Participant against any amount to which a Participant may otherwise be entitled to hereunder, but rights hereunder shall not otherwise be subject to debts or liabilities of the Participant.

         7.2 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

         7.3 PARTICIPATION. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected in a particular Performance Period, to be selected to receive an Award in any future Performance Period.

ARTICLE VIII - AMENDMENT, MODIFICATION, AND TERMINATION

         8.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan or any Exhibits thereto, in whole or in part.

         8.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, to the extent such Award has not yet been paid, without the written consent of the Participant to whom such Award is granted.

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ARTICLE IX - WITHHOLDING

         The Company shall deduct or withhold from Awards or other amounts payable to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

ARTICLE X - INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to defend the same before he or she undertakes to defend it or his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE XI - SUCCESSORS

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE XII - LEGAL CONSTRUCTION

         12.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         12.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining part of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         12.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of stock and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be

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         required.

         12.4 SECURITIES LAW COMPLIANCE. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         12.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         12.6 RSL'S RESPONSIBILITY. RSL is responsible for providing full financial data to establish appropriate rates to compute results, obtaining approval of the Plan, and for coordination of the total program.

In witness thereof, the Company has caused this Plan to be executed by its duly authorized Officer, effective January 1, 2001.

                                Reliance Standard Life Insurance Company

                                By: /s/ LAWRENCE E. DAURELLE
                                    ------------------------
                                    Signature

                                Title: /s/ PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       -----------------------------------------

                                Date: August 6, 2001

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                 AMENDED EXHIBIT A-1 FOR PERFORMANCE PERIOD 2003

                         SENIOR MANAGEMENT PARTICIPANTS

                                                                                                  MAXIMUM
                                                                                               PARTICIPATION
 NAME                                                POSITION                                    PERCENTAGE
------------------------------------------------------------------------------------------------------------
SENIOR MANAGEMENT

Lawrence E. Daurelle                     President & Chief Executive Officer                         85%

             [Information Regarding Other Plan Participants Omitted]


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                  AMENDED EXHIBIT B FOR PERFORMANCE PERIOD 2003

                           INCENTIVE BONUS CALCULATION

An Incentive Bonus will be earned by a Participant based upon RSL's achieving the Measuring Objective of the Plan as set forth in Exhibit C. The Incentive Bonus will be the product of the Achievement Percentage as set forth in Exhibit D multiplied by the Participation Percentage times Base Salary.

The Participation Percentage is an amount as determined by the Participant's manager based on the Manager's assessment of the Participant's performance during the Performance Period, subject to the maximum percentage set forth in Exhibits A-1 and A-2. The actual Participation Percentage to be awarded is discretionary and will be based on the recommendations of the Participant's senior officer, subject to the approval of the President of RSL.

For Participants set forth in Exhibit A-1, the Committee in its sole discretion may elect to award the Incentive Bonus as either (a) cash or (b) a grant of options to purchase shares of Delphi Class A Common Stock ("Incentive Options"), or a combination of both, subject to the approval by the Stock Option and Compensation Committee of the Board of Directors of Delphi Financial Group, Inc. ("Delphi"). With regard to Incentive Options, the Incentive Bonus amount shall be divided by the fair market value of the Delphi Class A Common Stock on the date of grant of the option, and the quotient then multiplied by three (3), yielding the total number of Incentive Options awarded.

For Participants set forth in Exhibit A-2, the Incentive Bonus is payable in cash.

All Incentive Options shall be granted under Delphi's Second Amended and Restated Employee Stock Option Plan, as amended from time to time, and have the same characteristics and properties. The Incentive Option price per share shall be one hundred percent (100%) of the Fair Market Value of a share on the date of grant. For purposes hereof, "Fair Market Value" shall be the closing price on the date of grant of a share of Delphi Class A Common Stock, as reported on the New York Stock Exchange (the "NYSE"), or, if the shares are not then listed for trading on the NYSE, the closing price of the shares as reported on another recognized securities exchange or system. If the shares did not trade on the grant date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the shares were traded preceding the grant date. Each Incentive Option shall have a term of ten (10) years, exercisable immediately in full. In the case of termination of employment, by either party, for any reason whatsoever (subject to the following sentence), options may be exercised any time during the remainder of the ten (10) year term. If a Participant's employment is terminated by the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure of confidential information or trade secrets of the Company, all unexercised Incentive Options shall terminate as of the date of such termination.

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                  AMENDED EXHIBIT C FOR PERFORMANCE PERIOD 2003

                              MEASURING OBJECTIVES

The 2003 Measuring Objective of the Plan is Life Insurance Companies Operating Income per the Elements of Profit on page two of the monthly financial package, for the life companies only. For 2003, this amount is $82,354,000.

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                  AMENDED EXHIBIT D FOR PERFORMANCE PERIOD 2003

                             ACHIEVEMENT PERCENTAGE

If the actual results of RSL in the 2003 Plan year equal or exceed the 2003 Measuring Objective, the 2003 Achievement Percentage will be equal to an amount as determined by the Chairman of the Board of RSL, such amount will not be less than 90% or greater than 110%.

If the actual results of RSL in the 2003 Plan year are less than the 2003 Measuring Objective, the Achievement Percentage will be an amount, if any, as determined by and at the sole discretion of the Chairman of the Board of RSL.

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